CODE OF ETHICS

Phocas Financial ("the Company") has adopted the CFA Institute's Code of Ethics. Accordingly, all employees of Phocas shall be required to follow the standards of conduct prescribed therein, as well as the Phocas Financial Compliance Manual in its entirety, specifically including, without limitation, the Securities Trading Policy. The following pages represent the complete Code of Ethics and Standards of Professional Conduct as published by the CFA Institute and the Company's Trading Policy.

SANCTIONS. If the Chief Compliance Officer ("CCO") determines that an employee has committed a violation of the Code, the Company may impose sanctions and take other actions as it deems appropriate, including a letter of caution or warning, suspension of personal trading privileges, suspension or termination of employment, fine, civil referral to the SEC and, in certain cases, criminal referral. The Company may also require the offending employee to reverse the trades in question, forfeit any profit or absorb any loss derived therefrom; and such forfeiture shall be disposed of in a manner that shall be determined by the Company in its sole discretion. Failure to timely abide by directions to reverse a trade or forfeit profits may result in the imposition of additional sanctions.

REPORTING CERTAIN CONDUCT. If you know of, or reasonably believe there is, a violation of applicable laws or this Advisor Code, you must report that information immediately to the CCO. You should not conduct preliminary investigations, unless authorized to do so by the Compliance Department. Anyone who in good faith raises an issue regarding a possible violation of law, regulation or company policy or any suspected illegal or unethical behavior will be protected from retaliation.

EXCEPTIONS. Exceptions to the Code will rarely, if ever, be granted. However, the CCO may grant an occasional exception on a case-by-case basis when the proposed conduct involves negligible opportunities for abuse. All exceptions shall be solicited and issued in writing.

COMPLIANCE CERTIFICATION. All employees shall sign a certificate promptly upon becoming employed or otherwise associated with the Company that evidences his or her receipt of this Code of Ethics.

GENERAL PROHIBITIONS UNDER RULE 17J-1 UNDER THE INVESTMENT COMPANY ACT OF 1940. The Rule prohibits fraudulent activities by affiliated persons of a Fund Organization. Specifically, it is unlawful for any of these persons to:

         A.       employ any device, scheme or artifice to defraud a Fund;

         B. make any untrue statement of a material fact to a Fund or omit to state a material fact necessary in order to make the statements made to a Fund, in light of the circumstances under which they are made, not misleading;

         C. engage in any act, practice or course of business that operates or would operate as a fraud or deceit on a Fund; or

         D.       engage in any manipulative practice with respect to a Fund.

RECORDKEEPING REQUIREMENTS: All records shall be maintained in accordance with Rules 204-2 under the Investment Advisers Act of 1940 and rule 17j-1(f) under the Investment Company Act of 1940.

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                                 CFA INSTITUTE
              CODE OF ETHICS AND STANDARDS OF PROFESSIONAL CONDUCT

                                    PREAMBLE

The CFA Institute Code of Ethics and Standards of Professional Conduct (Code and Standards) are fundamental to the values of CFA Institute and essential to achieving its mission to lead the investment profession globally by setting high standards of education, integrity, and professional excellence. High ethical standards are critical to maintaining the public's trust in financial markets and in the investment profession. Since their creation in the 1960s, the Code and Standards have promoted the integrity of CFA Institute members and served as a model for measuring the ethics of investment professionals globally, regardless of job function, cultural differences, or local laws and regulations. All CFA Institute members (including holders of the Chartered Financial Analyst[R] (CFA[R]) designation) and CFA candidates must abide by the Code and Standards and are encouraged to notify their employer of this responsibility. Violations may result in disciplinary sanctions by CFA Institute. Sanctions can include revocation of membership, candidacy in the CFA Program, and the right to use the CFA designation.

                               THE CODE OF ETHICS

Members of CFA Institute (including Chartered Financial Analyst[R] [CFA[R]] charterholders) and candidates for the CFA designation ("Members and Candidates") must:

         o Act with integrity, competence, diligence, respect, and in an ethical manner with the public, clients, prospective clients, employers, employees, colleagues in the investment profession, and other participants in the global capital markets.

         o Place the integrity of the investment profession and the interests of clients above their own personal interests.

         o Use reasonable care and exercise independent professional judgment when conducting investment analysis, making investment recommendations, taking investment actions, and engaging in other professional activities.

         o Practice and encourage others to practice in a professional and ethical manner that will reflect credit on themselves and the profession.

         o Promote the integrity of, and uphold the rules governing, capital markets.

         o Maintain and improve their professional competence and strive to maintain and improve the competence of other investment professionals.

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STANDARD OF PROFESSIONAL CONDUCT

I.       PROFESSIONALISM

         A. KNOWLEDGE OF THE LAW. Members and Candidates must understand and comply with all applicable laws, rules, and regulations (including the CFA Institute Code of Ethics and Standards of Professional Conduct) of any government, regulatory organization, licensing agency, or professional association governing their professional activities. In the event of conflict, Members and Candidates must comply with the more strict law, rule, or regulation. Members and Candidates must not knowingly participate or assist in and must dissociate from any violation of such laws, rules, or regulations.

         B. INDEPENDENCE AND OBJECTIVITY. Members and Candidates must use reasonable care and judgment to achieve and maintain independence and objectivity in their professional activities. Members and Candidates must not offer, solicit, or accept any gift, benefit, compensation, or consideration that reasonably could be expected to compromise their own or another's independence and objectivity.

         C. MISREPRESENTATION. Members and Candidates must not knowingly make any misrepresentations relating to investment analysis, recommendations, actions, or other professional activities.

         D. MISCONDUCT. Members and Candidates must not engage in any professional conduct involving dishonesty, fraud, or deceit or commit any act that reflects adversely on their professional reputation, integrity, or competence.

II. INTEGRITY OF CAPITAL MARKETS

         A. MATERIAL NONPUBLIC INFORMATION. Members and Candidates who possess material nonpublic information that could affect the value of an investment must not act or cause others to act on the information.

         B. MARKET MANIPULATION. Members and Candidates must not engage in practices that distort prices or artificially inflate trading volume with the intent to mislead market participants.

III. DUTIES TO CLIENTS

         A. LOYALTY, PRUDENCE, AND CARE. Members and Candidates have a duty of loyalty to their clients and must act with reasonable care and exercise prudent judgment. Members and Candidates must act for the benefit of their clients and place their clients' interests before their employer's or their own interests. In relationships with clients, Members and Candidates must determine applicable fiduciary duty and must comply with such duty to persons and interests to whom it is owed.

         B. FAIR DEALING. Members and Candidates must deal fairly and objectively with all clients when providing investment analysis, making investment recommendations, taking investment action, or engaging in other professional activities.


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         C.       SUITABILITY.

                  1. When Members and Candidates are in an advisory relationship with a client, they must:

         A. Make a reasonable inquiry into a client's or prospective clients' investment experience, risk and return objectives, and financial constraints prior to making any investment recommendation or taking investment action and must reassess and update this information regularly.

         B. Determine that an investment is suitable to the client's financial situation and consistent with the client's written objectives, mandates, and constraints before making an investment recommendation or taking investment action.

         C. Judge the suitability of investments in the context of the client's total portfolio.

                  2. When Members and Candidates are responsible for managing a portfolio to a specific mandate, strategy, or style, they must only make investment recommendations or take investment actions that are consistent with the stated objectives and constraints of the portfolio.

         D. PERFORMANCE PRESENTATION. When communicating investment performance information, Members or Candidates must make reasonable efforts to ensure that it is fair, accurate, and complete.

         E. PRESERVATION OF CONFIDENTIALITY. Members and Candidates must keep information about current, former, and prospective clients confidential unless:

                  1. The information concerns illegal activities on the part of the client or prospective client.

                  2.       Disclosure is required by law.

                  3. The client or prospective client permits disclosure of the information.

IV. DUTIES TO EMPLOYERS

         A. LOYALTY. In matters related to their employment, Members and Candidates must act for the benefit of their employer and not deprive their employer of the advantage of their skills and abilities, divulge confidential information, or otherwise cause harm to their employer.

         B. ADDITIONAL COMPENSATION ARRANGEMENTS. Members and Candidates must not accept gifts, benefits, compensation, or consideration that competes with, or might reasonably be expected to create a conflict of interest with, their employer's interest unless they obtain written consent from all parties involved.

         C. RESPONSIBILITIES OF SUPERVISORS. Members and Candidates must make reasonable efforts to detect and prevent violations of applicable laws, rules, regulations, and the Code and Standards by anyone subject to their supervision or authority.

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V. INVESTMENT ANALYSIS, RECOMMENDATIONS, AND ACTION

         A.       DILIGENCE AND REASONABLE BASIS. Members and Candidates must:

                  1. Exercise diligence, independence, and thoroughness in analyzing investments, making investment recommendations, and taking investment actions.

                  2. Have a reasonable and adequate basis, supported by appropriate research and investigation, for any investment analysis, recommendation, or action.

         B. COMMUNICATION WITH CLIENTS AND PROSPECTIVE CLIENTS. Members and Candidates must:

                  1. Disclose to clients and prospective clients the basic format and general principles of the investment processes used to analyze investments, select securities, and construct portfolios and must promptly disclose any changes that might materially affect those processes.

                  2. Use reasonable judgment in identifying which factors are important to their investment analyses, recommendations, or actions and include those factors in communications with clients and prospective clients.

                  3. Distinguish between fact and opinion in the presentation of investment analysis and recommendations.

         C. RECORD RETENTION. Members and Candidates must develop and maintain appropriate records to support their investment analysis, recommendations, actions, and other investment-related communications with clients and prospective clients.

VI. CONFLICTS OF INTEREST

         A. DISCLOSURE OF CONFLICTS. Members and Candidates must make full and fair disclosure of all matters that could reasonably be expected to impair their independence and objectivity or interfere with respective duties to their clients, prospective clients, and employer. Members and Candidates must ensure that such disclosures are prominent, are delivered in plain language, and communicate the relevant information effectively.

         B. PRIORITY OF TRANSACTIONS. Investment transactions for clients and employers must have priority over investment transactions in which a Member or Candidate is the beneficial owner.

         C. REFERRAL FEES. Members and Candidates must disclose to their employer, clients, and prospective clients, as appropriate, any compensation, consideration, or benefit received from, or paid to, others for the recommendation of products or services.

VII. RESPONSIBILITIES AS A CFA INSTITUTE MEMBER OR CFA CANDIDATE

         A. CONDUCT AS MEMBERS AND CANDIDATES IN THE CFA PROGRAM. Members and Candidates must not engage in any conduct that compromises the reputation or integrity of CFA

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                  Institute or the CFA designation or the integrity, validity, or security of the CFA examinations.

         B. REFERENCE TO CFA INSTITUTE, THE CFA DESIGNATION, AND THE CFA PROGRAM. When referring to CFA Institute, CFA Institute membership, the CFA designation, or candidacy in the CFA Program, Members and Candidates must not misrepresent or exaggerate the meaning or implications of membership in CFA Institute, holding the CFA designation, or candidacy in the CFA Program.


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SECURITIES TRADING POLICY

(AS OF JANUARY 11, 2010)

A. PURPOSE. The following procedures are designed to ensure that the interests of the Company's clients are placed in the highest priority, to assist the CCO in detecting and preventing breaches of the Company's fiduciary duties to its clients, and to avoid conflicts of interest with clients, in connection with the Company's employees' personal trading activities.

B. PERSONAL TRADING ACCOUNTS AND REPORTS.

   1. Within three (3) business days of receipt of a copy of this Securities Trading Policy, and in any event no later than ten (10) days after becoming an employee of the Company, each of the Company's Employees (as defined below) shall be required to identify to the CCO all brokerage and commodities trading accounts that constitute "Proprietary Accounts" (as defined below) with respect to the Employee. The form to be used for this purpose is attached as Exhibit A.

         For purposes of this policy, the following defined terms shall have the respective meanings set forth below:

a. "Employee" means each officer and director of the Company, and each employee of the Company who has access to nonpublic information regarding clients' purchases or sales of Securities (as defined below) or the portfolio holdings of affiliated mutual funds, is involved in making Securities recommendations to clients, makes client portfolio purchase or sale decisions, or has access to such recommendations that are nonpublic.

b. "Proprietary Account" means: (a) a securities investment or trading account in which an Employee has a direct or indirect beneficial ownership interest (unless the Employee has no direct or indirect influence or control thereover); (b) a securities investment or trading account held by a member of the immediate family of an Employee who lives in the same household (unless neither the Employee nor any such family member has any direct or indirect influence or control thereover); and (c) a proprietary investment or trading account maintained for the Company or its Employees.

c. "Securities" means all investment instruments commonly viewed as securities, including common stock, options, warrants, rights to acquire securities and convertible instruments, as well as commodity futures contracts, securities futures products and commodity options, swaps and other derivative instruments, whether issued in a public offering or a private placement, but does not include shares of open-end mutual funds including those that are advised by the Company, direct obligations of the government of the United States, bankers' acceptances, bank certificates of deposit or commercial paper.

   2. Not later than ten (10) days after becoming an Employee of the Company, the Employee must provide to the Company an Initial Holdings Report disclosing the title and type of security, exchange ticker symbol or CUSIP number (if applicable), number of shares and principal amount of each Security in which the new Employee (and/or immediate family members sharing the same household) has (or had when the person became an Employee) any direct or indirect beneficial ownership interest, the name and address of any broker, dealer or bank where such Securities are held, and the corresponding account names and numbers. The form of the Initial Holdings Report is attached as Exhibit B.

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   3.    Thereafter, an Employee must advise the Company of his/her intent to open, and receive authorization before opening, any new brokerage or commodities accounts. Notice shall be given to, and authorization received from, the CCO in accordance with the procedures set forth in this policy.

   4. Each Employee shall arrange for duplicate copies of all monthly brokerage statements, containing a listing of all trades completed during the prior month, relating to his or her Proprietary Accounts to be sent promptly and directly by the brokerage firm or other financial institution where the account is maintained to the Company, to the attention of the CCO. In the alternative, Employees may close all their Proprietary Accounts and trade only through a Proprietary Account at the Company's prime broker if the Employee authorizes the prime broker to provide such information to the Company.

   5. In addition, each Employee must report to the CCO any private transactions in publicly-traded securities that are not carried out through brokerage accounts.

   6. For each Securities trade by an Employee for which a monthly brokerage statement is not available (or which doesn't cover such Securities trade), the Employee is responsible for promptly providing the CCO with the date, security, exchange ticker symbol or CUSIP number (if applicable), nature of the transaction (i.e., buy or sell), price, parties and the broker-dealer or bank through which it was effected, and for submitting to the CCO on a quarterly basis a report of all such trades in conformity with the requirements of Rule 204A-1(b)(2) promulgated under the Investment Advisers Act of 1940.

   7. Annually, within ten business days of December 31, each Employee is also required to certify to the Company that he or she has complied with all of the Company's policies and procedures during the prior annual period and must provide the Company with a report disclosing as of such date all Securities in which the Employee (and his or her family members sharing the same household) has any direct or indirect beneficial ownership interest and the names of all brokers, dealers or banks where such securities are held, consistent with the requirements of Section B.2. SUPRA. The report is due back no later than January 10(th). In the alternative, the Employee may certify that all such information is contained in the brokerage account statements provided to the Company during the period and that as of the date of the certification all such information is accurate and complete. If such information is incomplete or inaccurate as of the date of the certification, the Employee must update or correct the information. The form to be used for this purpose is attached as Exhibit C.

         C. REVIEW OF PERSONAL TRADING INFORMATION. All statements and other information, including trade confirmations when deemed necessary by the CCO, will be reviewed to monitor compliance with this policy. The Company reserves the right to require the Employee to unwind any trade at the Employee's expense, if the Company believes the trade violates its policies set forth herein. Furthermore, if any profit is derived from unwinding such trade, such profit shall be paid to the Company, which shall contribute such profit to a recognized charitable organization. The Company will keep all such information confidential except as required to enforce this policy or to participate in any investigation concerning violations of applicable law.

         D.       CLIENT PRIORITY.

1. Employees of the Company must give first priority on all purchases and sales of securities to the Company's clients, prior to the execution of transactions for any of their Proprietary Accounts, and personal trading must be conducted so as not to conflict in any way with the interests of a client. While the scope of such conflicted actions cannot be exactly defined in advance, they would always

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include each of the following prohibited situations:

         o contemporaneously purchasing the same securities as a client without making an equitable allocation of the securities to the client first, on the basis of such considerations as available capital and current positions, and then to the account of the Employee;

         o knowingly purchasing or selling securities, directly or indirectly, in such a way as to cause a client financial harm;

         o using knowledge of securities transactions by a client to profit personally, directly or indirectly, by the market effect of such transactions; and

         o giving to any person information not generally available to the public about contemplated, proposed or current purchases or sales of securities by or for a client account, except to the extent necessary to effectuate such transactions.

   2. Clients must always receive the best price, in relation to Employees, on same day transactions, i.e., transactions effectuated on the same business day.


         E. RESTRICTED LIST. Certain transactions in which the Company engages may require, for either business or legal reasons that client accounts or Proprietary Accounts not trade in certain securities for specified time periods. A security will be designated as "restricted" if the Company is involved in a transaction that places limits on the aggregate position held by the accounts in that security, or if trading in a security is appropriately restricted for any other reason. The Company currently does not generate a "restricted list" but does reserves the right to create a "restricted list" at any time and without notice. It generally will not be circulated, except to those Employees who make investment decisions on behalf of Company clients. The Company's "restricted list" will be maintained by the CCO.

         F.       PERSONAL TRADING APPROVALS; NO FRONT-RUNNING.

   1. WHEN TRADING APPROVALS ARE REQUIRED. No trading transactions in any Security (see below for Exchange-Traded Funds exceptions - Section F.3) for Proprietary Accounts may be effected without the prior approval of the CCO, and any transaction may be cancelled at the end of the day by the CCO and the trade allocated to a client account if determined by the CCO to be required. The CEO must similarly approve any such trade proposed to be made by the CCO. A Personal Securities Trading Request Form should be used for this purpose in the form attached to this policy as Exhibit D. The CCO (or CEO, as applicable) shall promptly notify the Employee of approval or denial of clearance to trade by indicating such action on the Personal Securities Trading Request Form and returning it to the Employee, directly or by e-mail notification. Notification of approval or denial to trade may be verbally given; however, it shall be confirmed in writing or by e-mail by indicating such action on the Personal Securities Trading Request Form and returning it to the Employee within twenty-four (24) hours of the verbal notification. Once approval has been received, the Employee will have the balance of the trading day to complete his or her trade.

   o For purposes of this section, as well as Section F.2. below, any bona fide gift of Securities from an Employee to any charitable institution or to any individual (including any family member) is not regarded as involving a potential conflict of interest with the Company's clients, and therefore no such gift shall require pre-clearance, nor shall the front-running rules contained herein be applicable thereto. Similarly, any Securities received as a result of a stock dividend, spin-off, reorganization or any similar transaction outside of the control of an Employee shall be exempt from the pre- clearance and front-running provisions of this Trading Policy


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   2.    FRONT-RUNNING PROHIBITED. In order to ensure that no front-running takes place, no Employee may trade in any Security in any Proprietary Account within a period of three (3) trading days prior to trades in the same Security for a client of the Company, nor until (a) the next business day following the completion of such client trade or trades if the Employee is trading in the same manner as the client, i.e., a buy following a client buy, or a sell following a client sale, or (b) the fourth business day following the completion of such client trade or trades if the Employee is trading in the opposite manner as the client, i.e., a buy following a client sale, or a sale following a client buy. Transactions in options, derivatives or convertible instruments for a Proprietary Account that are related to a transaction in an underlying Security for a client account ("inter-market front running"), are subject to the same restrictions.

         An example of the foregoing policy is set forth as follows: if a trade in a Security for a client is to take place on Thursday, June 9, the Employee will not be permitted to make any trades in such Security for a Proprietary Account on Monday, June 6 through Thursday, June 9; the reason for this policy is to avoid front-running, and even the appearance of front-running. However, if all client trades have been completed on June 9, the Employee may trade in such Security for his or her Proprietary Account on the following trading day (June 10) if the Employee is trading in the same manner as the client, e.g., a buy after a client buy, but must wait until Wednesday, June 15 (the fourth business day following June 9) if the trade is in the opposite direction to the client.

   3. EXCHANGE-TRADED FUNDS. Exchange-Trade Funds ("ETFs") are utilized by Phocas Portfolio Managers to invest in an asset class or to gain broad diversification within an investment strategy in client accounts. The CCO will maintain a current list of ETFs ("ETF List") used by the Portfolio Managers which will be reviewed quarterly and updated and distributed to all employees as necessary. Employees will be permitted to effect transactions in ETFs NOT on the current ETF

         List for Proprietary Accounts without pre-clearance. The reporting of all ETF transactions will continue to be required on the Quarterly Reports.

         ETFs that are on the ETF List will be required to follow the pre-clearance procedures described in this Section F.


         Notwithstanding the foregoing provisions of this Section F.2., a trade in a Security in a Proprietary Account ("Proprietary Trade"), when occurring within a trading "black-out" period established in the first paragraph of this Section F.2. ("Black-out Period"), shall, as a transaction not involving a potential conflict of interest with the Company's clients, not constitute a violation of the proscriptions on front-running set forth in this Section F.2., when a trade in the same Security is effected in a client account during said Black-out Period ("Client Trade") after the approval of said Proprietary Trade as required by Section F.1.: (i) if the Client Trade is effected in response to a request by the client or his broker to raise cash by liquidating Securities positions in the client's account ("Withdrawal Request"), provided that both the Employee(s) managing the account and the CCO agree that the most prudent mechanism for effectuating this request is to sell-off each of the Securities positions in said account on a pro rata basis, and the Client Trade is effected as part of that sell-off; or (ii) if the client for whose account the Client Trade is effected did not have an actively managed account with the Company or was not a client of the Company at the time that said Proprietary Trade was approved with respect to the applicable Employee pursuant to the provisions of Section F.1.; provided, in each case, that said Employee was not involved in any way in the portfolio decision to effect the Client Trade; and, provided further, in the case of a Black-out Period created by a Client Trade effected pursuant to a Withdrawal Request, that, if the request for trading approval of said Proprietary Trade is submitted after the Withdrawal Request is made to the Company, then said Proprietary Trade is not effected earlier than the first business day following the day that the Client Trade is completed.

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         It is recognized that an Employee may, subject to the restrictions set forth above, engage in personal trades, including trades in the opposite direction as a client, based upon the Employee's personal investment and portfolio management considerations, and that such trades do not, as such, indicate impropriety or wrong-doing.

G. PRINCIPAL TRANSACTIONS. Neither the Company nor an Employee may engage in principal transactions between a Proprietary Account and a client account without first obtaining the prior written approval of the CCO and the consent of the client.

H. PRIVATE PLACEMENTS. No Employee may acquire, directly or indirectly, beneficial ownership of any Security in a private placement without the prior approval of the CCO (or the CEO, in the case of the CCO). A Personal Securities Trading Request Form should be used for this purpose (Exhibit D). The CCO (or CEO, as applicable) shall promptly notify the Employee of approval or denial of clearance to trade by indicating such action on the Personal Securities Trading Request Form and returning it to the Employee.

I. INITIAL PUBLIC OFFERINGS. No Employee may acquire, directly or indirectly, beneficial ownership of any Security in an initial public offering without the prior approval of the CCO (or the CEO, in the case of the CCO). A Personal Securities Trading Request Form submitted for this purpose should be submitted to the CCO (or CEO, as applicable) before the Employee places an indication of interest in the initial public offering with a broker (Exhibit D). The CCO (or CEO, as applicable) shall promptly notify the Employee of approval or denial of clearance to trade by indicating such action on the Personal Securities Trading Request Form and returning it to the Employee.

J. MANIPULATIVE PRACTICES. Section 9(a)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), makes it unlawful for any person, acting alone or with others, to effect a series of transactions in any security registered on a national securities exchange creating actual or apparent active trading in such security or raising or depressing the price of the security, for the purpose of inducing the purchase or sale of such security by others. Rule 10b-5 under the Exchange Act has been interpreted to proscribe the same type of trading practices in OTC securities.

         The thrust of these prohibitions against manipulative trading practices is that no Employee should, alone or with others, for either a client account or a Proprietary Account:

         o engage in trading or apparent trading activity for the purpose of inducing purchases or sales by others; or

         o engage in trading or apparent trading activity for the purpose of causing the price of a security to move up or down, and then take advantage of such price movement by buying or selling at such "artificial" price level.

         Of course, buy or sell programs may cause stock prices to rise or fall, and price changes resulting from supply and demand factors are not prohibited. Rather, Section 9(a)(2) prohibits activity where there is a purpose to affect the price of a security artificially through trading or apparent trading, not where such change is an incidental result of a change in supply, demand, or in the intrinsic value of a security.

K. SANCTIONS. Violations to the Company's Trading Policy are subject to various sanctions, ranging up to, and including, dismissal or termination at the discretion of the CCO and/or CEO.

L. ANTI-INSIDER TRADING POLICY. Each person associated with the Company is required to maintain a standard of conduct in effecting securities transactions for his or her own account or on behalf of

October 2010
         others, that avoids both the reality and the appearance of gaining personal advantage on the basis of material, nonpublic information or at the expense of any third party, including the Company's clients or end-users.

Accordingly, no person associated with the Company shall directly or indirectly:

1. Purchase or sell, for his or her own account or for the account of any other person (including any member of such person's family), any security whatsoever:

         a. if the purchase or sale is made while such person possesses any information relating to the security, or to any entity ("Issuer") by which the security has been issued or guaranteed or by which the credit of the security has been directly or indirectly supported, and

         b. the information is non-public and material to the security or to any Issuer of the security; or

         c. if the purchase or sale is made on the basis of any information that is non-public and confidential to the Company or confidential to any of the Company's clients, end-users or suppliers, without regard to whether the information is material to the security or to any Issuer of the security.

2. Communicate to any other person any information referred to in paragraph (l)a or (l)b above in connection with, or with a view toward causing or inducing, the purchase or sale of any security whatsoever.


IF A PERSON HAS QUESTIONS AS TO WHETHER HE OR SHE IS IN POSSESSION OF MATERIAL, NONPUBLIC AND/OR CONFIDENTIAL INFORMATION, HE OR SHE MUST CONTACT THE CCO WHO WILL CONDUCT RESEARCH AND CONSULT WITH COUNSEL AS NECESSARY TO DETERMINE IF THE INFORMATION IS MATERIAL, NON-PUBLIC AND/OR CONFIDENTIAL AND WILL INFORM SUCH PERSON OF THE APPROPRIATE COURSE OF ACTION.

October 2010

                                   EXHIBIT A

Phocas Financial Corporation
980 Atlantic Avenue, Suite 106
Alameda, CA 94501


Attention: CCO
Re: PROPRIETARY ACCOUNTS REPORT

Attached is a complete and accurate list of all accounts with any brokerage firm or financial institution through which any Securities may be purchased or sold, held in my name or the name of any of my spouse, my minor children, and other relatives living with me, or in which any of such persons has a direct or indirect beneficial ownership interest, or over which any of such persons has discretionary investment authority, or for which any of such persons participates, directly or indirectly, in the selection of securities, or over which any of such persons otherwise has, directly or indirectly, influence or control.

I understand that you require this list to monitor my compliance with the policies and procedures of the Company, relating to insider trading, fiduciary duties to clients and other securities laws. I agree to notify the Company and obtain its consent before opening any new account that falls within the description above. I further agree to direct all brokerage firms or other financial institutions identified on the attachment to furnish the Company promptly with copies of all brokerage statements relating to activity in any of the listed accounts.

                                             Signed:

                                             ___________________________________

                                             Printed Name

                                             ___________________________________

                                             Date

                                             ___________________________________

                            PROPRIETARY ACCOUNT LIST

                           AS OF _____________, _____

                                      FOR

                         ______________________________
                               [Name of Employee]


Registered In The Name of:     Financial/Brokerage    Institution Account Number
--------------------------------------------------------------------------------

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Continue on a second page if necessary.

If none, initial here: _____________.

                                   EXHIBIT B

Phocas Financial Corporation
980 Atlantic Avenue, Suite 106
Alameda, CA 94501


Attention: CCO
Re: INITIAL HOLDINGS REPORT

Please provide an itemized report for all holdings as the most recent month end of each security in which you, and each member of your immediate family sharing your household, have any direct or indirect beneficial ownership interest (unless you and such persons, as applicable, have no direct or indirect influence or control over the account in which said security is held). If you have no reportable holdings please initial and date below. If your account(s) are in Axys you may provide a consolidated portfolio appraisal report for all accounts.

Name of Employee Date of Filing



Security                 Financial/Brokerage Institution     Account     Account
Ticker      Quantity       Where Securities Are Held          Name        Number
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

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_____________ Initial if no reportable holdings.

__________________                                   ____________________
Signature                                            Reviewed By



__________________                                   ____________________
Date                                                 Date

                                   EXHIBIT C

                          CERTIFICATE OF COMPLIANCE &

                             ANNUAL HOLDINGS REPORT

--------------------------------------------------------------------------------

I hereby certify that, since the date on which I received a copy of the Securities Trading Policy of Phocas Financial Corporation, or the date of my most recent Certificate of Compliance, whichever is later, I have complied in all respects with all of the provisions of such policy applicable to me.

In particular, I have disclosed to the Company the existence and location of all securities and commodities trading accounts (including IRA accounts and other retirement accounts) in which I, my spouse, any of my minor children, and other relatives living with me have or has any direct or indirect beneficial ownership interest (unless I or such persons, as applicable, have no direct or indirect influence or control thereover), and I have disclosed to the Company all transactions in such accounts through the date of this certification. If any such information is incomplete or inaccurate, I have attached to this certificate all documents and information necessary to update or correct any previous disclosures.

___________________________                          __________________________
Name of Employee                                     Date of Filing (Year End)


Please provide an itemized report for all holdings as of year end. If you have no reportable holdings please initial and date below. If your account(s) are in Axys you may provide a consolidated portfolio appraisal report for all accounts.


Security                 Financial/Brokerage Institution     Account     Account
Ticker      Quantity       Where Securities Are Held          Name        Number
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

__________ Initial if no reportable holdings.




__________________                                   ____________________
Signature                                            Reviewed By



__________________                                   ____________________
Date                                                 Date

                                   EXHIBIT D

                    PERSONAL SECURITIES TRADING REQUEST FORM

Name:

Details of Proposed Transaction

Circle One                                                                     Purchase /   Sale


Date of Transaction                                                            __________________

Indicate Name of Issuer and Symbol                                             __________________

Type of Security (e.g., Note, Common Stock, Preferred Stock)                   __________________

Quantity of Shares or Units                                                    __________________

Estimated or Approximate Price Per Share/Units                                 __________________

Estimated or Approximate Dollar Amount                                         __________________

Account for Which Transaction will be Made                                     __________________

Name of Broker                                                                 __________________


Date of Request: ________________________________

You [] MAY / [] MAY NOT execute the proposed transaction described above.

                                    ____________________
                                    Authorized Signature

Date of Response:_____________________________

October 2010

                                       17